Consent of Independent Registered Public Accounting Firm

To the Board of Directors
PepsiCo, Inc.:

We consent to the incorporation by reference in the registration statements and Forms listed below of PepsiCo, Inc. and subsidiaries (PepsiCo, Inc.) of our report dated February 10, 2021, with respect to the Consolidated Balance Sheet of PepsiCo, Inc. as of December 26, 2020 and December 28, 2019, and the related Consolidated Statements of Income, Comprehensive Income, Cash Flows, and Equity for each of the fiscal years in the three-year period ended December 26, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 26, 2020, which report appears in the December 26, 2020 annual report on Form 10-K of PepsiCo, Inc.
Our report dated February 10, 2021, on the effectiveness of internal control over financial reporting as of December 26, 2020, contains an explanatory paragraph that states the scope of management's assessment of the effectiveness of internal control over financial reporting excluded Pioneer Food Group Ltd. and its subsidiaries (Pioneer Foods) and Hangzhou Haomusi Food Co., Ltd. and its subsidiaries (Be & Cheery), both of which PepsiCo, Inc. acquired in 2020. Pioneer Foods’ total assets and net revenue represented approximately 2.2% and 1.4%, respectively, of the consolidated total assets and net revenue of PepsiCo, Inc. as of and for the year ended December 26, 2020. Be & Cheery’s total assets and net revenue represented approximately 1.1% and 0.4%, respectively, of the consolidated total assets and net revenue of PepsiCo, Inc. as of and for the year ended December 26, 2020. Our audit of internal control over financial reporting of PepsiCo, Inc. also excluded an evaluation of the internal control over financial reporting of Pioneer Foods and Be & Cheery.
Description, Registration Statement Number
Form S-3
•PepsiCo Automatic Shelf Registration Statement, 333-234767
•PepsiCo Automatic Shelf Registration Statement, 333-216082
•PepsiCo Automatic Shelf Registration Statement, 333-197640
•PepsiCo Automatic Shelf Registration Statement, 333-177307
•PepsiCo Automatic Shelf Registration Statement, 333-154314
•PepsiCo Automatic Shelf Registration Statement, 333-133735
•PepsiAmericas, Inc. 2000 Stock Incentive Plan, 333-165176
•PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and PBG Stock Incentive Plan, 333-165177
Form S-8
•The PepsiCo Savings Plan, 333-76204, 333-76196, 333-150867 and 333-150868
•PepsiCo, Inc. 2007 Long-Term Incentive Plan, 333-142811 and 333-166740
•PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
•PepsiCo SharePower Stock Option Plan, 33-29037, 33-35602, 33-42058, 33-51496, 33-54731, 33-66150 and 333-109513
•Director Stock Plan, 33-22970 and 333-110030
•1979 Incentive Plan and the 1987 Incentive Plan, 33-19539

•1994 Long-Term Incentive Plan, 33-54733
•PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 and 333-109514
•1979 Incentive Plan, 2-65410
•PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 and 33-60965
•PepsiCo 401(k) Plan, 333-89265
•Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173) and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates, 333-65992
•The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
•The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
•The PepsiCo Share Award Plan, 333-87526
•PBG 401(k) Savings Program, PBG 401(k) Program, PepsiAmericas, Inc. Salaried 401(k) Plan and PepsiAmericas, Inc. Hourly 401 (k) Plan, 333-165106
•PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan, PBG Directors’ Stock Plan, PBG Stock Incentive Plan and PepsiAmericas, Inc. 2000 Stock Incentive Plan, 333-165107

/s/ KPMG LLP

New York, New York
February 10, 2021